Exhibit 99.1

Larkspur Health Acquisition Corp. Announces Class A Common Stock and Warrants to

Commence Trading Separately on February 10, 2022

New York, NY, Feb. 8, 2022 (BUSINESS WIRE) -- Larkspur Health Acquisition Corp. (NASDAQ: LSPRU, the “Company”) announced that the holders of the Company’s units may elect to separately trade the Class A Common Stock and redeemable warrants underlying such units commencing on February 10, 2022. Those units not separated will continue to trade on the Nasdaq Global Market under the symbol “LSPRU” and the Class A Common Stock and warrants that are separated will be listed on the Nasdaq Global Market and trade under the symbols “LSPR” and “LSPRW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of the Company’s units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate units into shares of Class A Common Stock and warrants.

About Larkspur Health Acquisition Corp.

Larkspur Health Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on companies in the biotechnology sector and would benefit from access to public markets and the operational and strategic expertise of our management team and board of directors. The Company is sponsored by Larkspur Health LLC, a Delaware limited liability company, and led by Chairman and Chief Executive Officer, Daniel J. O’Connor and Director and Chief Financial Officer, David S. Briones.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of any future initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts:

info@lsprhealth.com

Daniel J. O’Connor

+1-609-947-1476

David S. Briones

+1-908-370-5102

www.lsprhealth.com